Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Table

424(b)(2)

(Form Type)

Northwest Natural Gas Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Debt	5.75% Secured Medium-Term Notes, Series B	Rule 457(r)	$100,000,000	99.780%	$99,780,000	0.00011020	$10,995.76

	Total Offering Amount					$99,780,000		$10,995.76

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$10,995.76

The pricing supplement to which this Exhibit is attached is a final pricing supplement for the related offering.

This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s registration statement on Form S-3 filed with the Securities and Exchange Commission on August 13, 2021 (File No. 333-258792-01).